SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): August 6, 2001



                              WILLCOX & GIBBS, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



       000-32339                                         22-3308457
(Commission File Number)                       (IRS Employer Identification No.)



12 Bank Street, Summit, New Jersey           07901
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:  (908) 918-0110

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ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

           On August 6, 2001, Willcox & Gibbs, Inc. (the "Company" or "Willcox & Gibbs") and its domestic subsidiaries WG Apparel, Inc., Leadtec Systems, Inc., W&G Daon, Inc., Macpherson Meistergram, Inc., and Emtex Leasing Corporation filed petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware.

           Willcox & Gibbs has an agreement with its current lender to provide a Debtor in Possession ("DIP") revolving credit facility by continuing Willcox & Gibbs' existing facility. This facility has been approved on an interim basis by the Bankruptcy Court and is subject to final approval. Willcox & Gibbs will continue during the Chapter 11 case to pay trade creditors all post-petition obligations as they come due.

                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      WILLCOX & GIBBS, INC.



Date:  August 20, 2001                By  /S/ JOHN K. ZIEGLER
                                          --------------------------------------
                                          John K. Ziegler
                                          Chairman of the Board and
                                          Chief Executive Officer